Exhibit 10.11

SECOND AMENDMENT TO CONSIGNMENT AGREEMENT

THIS SECOND AMENDMENT TO CONSIGNMENT AGREEMENT (this “Amendment”) is made as of the 21st day of April, 2006, by and among BANK OF AMERICA, N.A., a national banking association, with offices at 111 Westminster Street, Providence, Rhode Island 02903 (“Consignor”), AGY HOLDING CORP., a Delaware corporation (“Holding”), AGY AIKEN LLC, a Delaware limited liability company (“Aiken”), and AGY HUNTINGDON LLC, a Delaware limited liability company (“Huntingdon”; Holding, Aiken and Huntingdon are herein collectively referred to herein as “Customer”).

WITNESSETH THAT:

WHEREAS, Consignor and Customer are parties to a certain Consignment Agreement dated as of August 25, 2005, as amended by a First Amendment to Consignment Agreement dated as of April 7, 2006, (as amended, the “Consignment Agreement”), pursuant to which Consignor agreed to consign precious metals to Customer for use in Customer’s manufacturing operations; and

WHEREAS, the parties hereto desire to amend certain provisions of the Consignment Agreement as hereinafter provided.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Capitalized Terms.

Capitalized terms used in this Amendment without definition herein shall have the meanings given to such terms in the Consignment Agreement.

2.	Amended Definitions.

The definitions of the terms “First Lien Administrative Agent”, “First Lien Credit Agreement”, “Second Lien Administrative Agent” and “Second Lien Credit Agreement” are hereby amended to read in their entirety, respectively, as follows:

“First Lien Administrative Agent” means UBS AG, Stamford Branch, as Administrative Agent for the Lenders as defined in the First Lien Credit Agreement.”

“First Lien Credit Agreement” means that certain Credit Agreement dated as of April 7, 2006, between Holding (as successor to KAGY Acquisition Corp.), as Borrower, KAGY Holding Company, Inc. and other Guarantors party thereto, as Guarantors, certain Lenders party thereto, UBS Securities LLC, as Sole Lead Arranger, Sole Bookmanager, Documentation Agent and Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.”

“Second Lien Administrative Agent” means UBS AG, Stamford Branch, as Agent for the Lenders as defined in the Second Lien Credit Agreement.”

“Second Lien Credit Agreement” means that certain Credit Agreement dated as of April 7, 2006, between Holding (as successor to KAGY Acquisition Corp.), as Borrower, KAGY Holding Company, Inc. and other Guarantors party thereto, as Guarantors, certain Lenders party thereto, UBS Securities LLC, as Sole Lead Arranger, Sole Bookmanager, Documentation Agent and Syndication Agent, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.”

(b) The following new definitions are hereby added to Section 1.01 of the Consignment Agreement in the appropriate alphabetical order:

““Total Leverage Ratio” means “Total Leverage Ratio” of Holding and its Subsidiaries as defined in and determined in accordance with the First Lien Credit Agreement as originally executed and dated as of April 7, 2006, and without giving effect to any amendments thereto arising after April 7, 2006, except as agreed to by Consignor in writing.”

“Second Amendment Fee Letter” means that certain Fee Letter dated as of April 17, 2006, by and between the Consignor and Customer.”

(c) The definition of the term “Applicable Margin” as set forth in Section 1.01 of the Consignment Agreement is hereby amended to read as follows:

““Applicable Margin” shall be (a) 2.00% until adjusted in accordance with the next clause (b); and (b) from and after the date which is five (5) Business Days after Consignor’s receipt of Customer’s financial statements and compliance certificate for each fiscal period pursuant to Section 7.06(a) and 7.06(b) hereof, as applicable, commencing with the fiscal quarter ending March 31, 2006, the Applicable Margin will be determined quarterly based on Customer’s Total Leverage Ratio (as determined and evidenced by Customer’s most recent quarterly financial statements and quarterly compliance certificate delivered to Consignor) as follows:

Total Leverage Ratio	Applicable Margin
> or = 3.50x	2.00%
> or = 3.00x but < 3.50x	1.75%
< 3.00x	1.50%

Each compliance certificate delivered by Customer pursuant to Section 7.06(d) hereof shall be accompanied by Customer’s calculation of its Total Leverage Ratio as of the last day of the fiscal period covered by such financial statements and compliance certificate and shall include Customer’s request for the Applicable Margin based thereon. No downward adjustment in the Applicable Margin shall be permitted following the occurrence and during the continuance of an Event of Default.”

(c) The definition of the term “Consignment Limit” as set forth in Section 1.01 of the Consignment Agreement is hereby amended to read as follows:

““Consignment Limit” means (a) the lesser of (i) Forty Million Dollars ($40,000,000), and (ii) the value (as determined in accordance with Section 2.02) of 40,000 ounces of Platinum; or (b) such other limit as Consignor and Customer may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit C attached hereto and made a part hereof.”

3.	Representations and Warranties.

To induce Consignor to enter into this Amendment, Customer hereby represents and warrants to Consignor that (a) on and as of the date hereof, Customer is not in default of any covenant set forth in the Agreement, as amended hereby, and (b) except as disclosed in writing to Consignor contemporaneously with Customer’s execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term “this Agreement” shall be amended to read “this Amendment.”

4.	Applicable Law.

This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

5.	Integration.

This Amendment is intended by the parties as the final, complete and exclusive statement of the amendment intended hereby. The Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification, executed by Customer and Consignor.

6.	Expenses.

As a condition precedent to the effectiveness of this Amendment, Customer shall pay to Consignor the fees set forth in the Second Amendment Fee Letter in accordance with the provisions of the Second Amendment Fee Letter. Customer further covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment.

7.	Reaffirmation.

Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

8.	Counterparts.

This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the undersigned parties have caused this Second Amendment to Consignment Agreement to be executed by their respective duly authorized officers as of the date first above written.

AGY HOLDING CORP.

By:	/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President and CEO

AGY AIKEN LLC
By: AGY Holding Corp., its sole member

By:	/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President and CEO

AGY HUNTINGDON LLC
By: AGY Holding Corp., its sole member

By:	/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President and CEO

BANK OF AMERICA, N.A.

By:	/s/ David R. Vega
David R. Vega
Senior Vice President